MILLER
THOMSON LLP
Barristers & Solicitors
Patent & Trade-Mark Agents
Barristers & Solicitors -                        Scotia Plaza
Patent & Trade-Mark Agents                       40 King Street West, Suite 5800
                                                 P.O. Box 1011
-                                                Toronto, ON Canada M5H 3S1
                                                 T: 416.595.8500
                                                 F: 416.595.8695
                                                 www.millerthomson.com

November 10, 2006                                Michael J. Wren
                                                 Direct Line: 416.595.8184
                                                 mwren@millerthomason.ca

Delivered Via E-Mail
                                                 File: 65420.27

Mr. Robert K. Schwartz
Gardiner Roberts LLP
Scotia Plaza
3100-40 King Street West
TORONTO, Ontario
M5H 3Y2

Dear Mr. Schwartz:

Re:        Agellan Investments Inc. ("Agellan") Purchase from
           Tarpon Industries Inc. (the "Vendor")
           2495 Haines Road, Mississauga (the "Property")


It has been some time since we corresponded in respect of this transaction.

As you are aware, the Agreement of Purchase and Sale between our respective clients dated March 20, 2006 (the "Agreement") is currently at an end, the Due Diligence Date, as extended several times, having passed without any waiver by our client of the condition in its favour in Section 4.2(a) of the Agreement As you are aware, our client chose not to waive that condition owing to its concern with respect to the environmental condition of certain portions of the Property.

Notwithstanding the fact that the Agreement is technically at an end, our clients have been working with their respective environmental consultants, Golder Associates Ltd. and TRY Environmental, to assess the extent of the contamination of certain areas of the Property, the extent of the remediation required for the Property to meet the applicable MOE standards for commercial/industrial sites with non-potable ground water conditions, and the estimated cost of such remediation. It is our understanding that arising from those negotiations and further environmental investigations, our respective clients have agreed in principle to revive the Agreement, subject to certain amendments, and to fix the Closing Date, as defined in the Agreement. In particular, it is our understanding that our clients have agreed to revive and amend the Agreement as follows:

     1. The Agreement, as amended as set out herein below, shall be deemed to have been revived, and to have full force and effect, as of the date of this letter;

     2. The Due Diligence Date shall be deemed to be the date of this letter;

     3. This letter shall constitute a waiver by the Purchaser of the conditions contained in its favour in Sections 4.2(a) and 4.2(b) (subject only to the provision of paragraph 3 below) and the execution and acknowledgment hereof on the part of the Vendor shall constitute a waiver by the Vendor of the condition contained in its favour in Section 4.1(c) of the Agreement;

     4. The Purchaser shall be deemed hereby to have waived its right to submit any title requisitions pursuant to Section 4.4 of the Agreement, save for the following requisitions only:

          (a) Instrument No. PR852461 is a Charge registered May 18th, 2005, in favour of the Equitable Trust Company, and Instrument No. PR852462, is an Assignment of Rents in favour of the Equitable Trust Company in support of such Charge.

               REQUIRED: On or before closing, registration of a good and valid Discharge of the Charge and a Release or Re-Assignment of the Assignment of Rents.

          (b)  Instrument  No.  PR854823  is  a  Notice  of  Security   Interest
               registered May 24th 2005, in favour of the Equitable Trust Company in support of the above-noted Charge.

               REQUIRED: On or before closing, registration of a good and valid release of said security interest.

          (c) Instrument No. PR852466 is a Charge registered May 18th, 2005, in favour of 1387746 Ontario Inc., assigned by Instrument No. PR900784 registered August 4th, 2005, to Firm Capital Mortgage Fund Inc.

               REQUIRED: On or before closing, registration of a good and valid Discharge of said Charge.

          (d) Instrument No. PR852467 is a Charge registered May 19th, 2005, in favour of 1387746 Ontario Inc., which Charge was assigned by Instrument No. PR900785, registered August 4th, 2005, to Firm Capital Mortgage Fund Inc.

               REQUIRED: On or before closing, registration of a good and valid Discharge of said Charge.

     5. The Purchaser  acknowledges that the Vendor's  obligations under Section
6.1 of the Agreement in respect of the roof replacement of the Industrial Building have been satisfied and that there will be no Holdback in that regard on closing;

     6. The Purchaser acknowledges that it is satisfied with the environmental condition of the Property as of the date hereof, subject only to the provisions of the Lease and that the Vendor's representation and warranty in Section 2.6(g) of the Agreement is hereby deleted therefrom;

     7. The Lease has been settled as to form and shall be in the form attached to this 1etter;

     8. The Purchase Price shall be reduced by the amount of $725,000.00 and shall be $5,675,000.00;

     9. The Closing Date shall be Wednesday, November 22nd, 2006;

     10. The date for payment of the Second Deposit pursuant to Section 3.1(b) of the Agreement shall be two (2) Business Days after the date on which this letter is executed on behalf of the Vendor; and

     11. The Agreement shall be deemed to have been further amended to provide that it shall be effective to create an interest in the Property only in the event that the subdivision control provisions of the Planning Act, if applicable, have been complied with by the Vendor at its cost, prior to Closing;

Subject to the foregoing, the Agreement as revived shall remain unamended, and in full force and effect and time shall remain of the essence. Capitalized terms not defined in this letter shall have the meaning accorded to such terms in the Agreement.

Please confirm your client's agreement to the revival and amendment of the Agreement, on the terms and conditions set out above, by executing and returning at your earliest convenience the duplicate attached copy of this letter.

Yours very truly,

MILLER THOMSON LLP

/s/ Michael J. Wren

Michael J. Wren
MJW/lk

Enclosure
c.c.     Terra Attard
          Ana Jordao


The undersigned hereby acknowledges receipt of a copy of this letter and hereby confirms its agreement to the revival and amendment of the Agreement on the terms and conditions set out above.

DATED at Toronto, this 14th day of November, 2006.


                                                STEELBANK TUBULAR INC.
                                                BY ITS SOLICITORS,
                                                GARDINER ROBERTS LLP
                                                Per: /s/ Robert K. Schwartz
                                                    -----------------------
                                                      Robert K. Schwartz